Exhibit 5.2
July 31, 2023

Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive
McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-171288) (the “2010 Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to certain shares of Class A Common Stock of the Company, par value $0.01 per share (the “Common Stock”), issuable pursuant to the 2023 Equity Incentive Plan of Booz Allen Hamilton Holding Corporation (the “2023 Plan”), such Shares having originally been authorized for issuance under the Third Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation (as amended and restated effective January 28, 2020, the “Prior Plan”) pursuant to the 2010 Registration Statement.
On July 26, 2023 (the “Effective Date”), the stockholders of the Company approved the 2023 Plan, which replaced and succeeded the Prior Plan. The aggregate number of shares of Common Stock available for issuance under the 2023 Plan is (i) 6,100,000 of the shares of Common Stock that have been previously registered and remain available for issuance under the Prior Plan as of the Effective Date, plus (ii) the number of shares of Common Stock underlying any equity award previously granted under the Prior Plan that terminates, is forfeited, is repurchased, expires or lapses, and again become available for issuance under the terms of the Prior Plan from and after the Effective Date (the shares described in (ii), the “Recycled Shares”). As of the Effective Date, a total of 2,047,706 shares of Common Stock previously registered under the 2010 Registration Statement remain available for issuance under the Prior Plan, of which 1,100,000 will be available for issuance under the 2023 Plan (such shares, together with the Recycled Shares, the “Prior Plan’s Shares”).
In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Post-Effective Amendment, the 2023 Plan and such other corporate records, agreements, documents, certificates or other instruments of the Company, and have made such legal and factual inquiries, as in our judgment were necessary, relevant or appropriate to enable us to render the opinion set forth below. In giving this opinion, we have assumed the genuineness of all signatures, the legal competence and capacity of all natural persons, the authenticity of all instruments presented to us as originals and the conformity with originals of all instruments presented to us as copies. As to all matters of fact material to the opinion expressed herein that we did not independently establish or verify, we have relied on the representations and statements of fact made in the instruments so reviewed, or on the statements and representations of officers and other representatives of the Company.
Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Prior Plan’s Shares to be issued pursuant to the terms of the 2023 Plan have been duly authorized and, when issued in accordance with the terms of the 2023 Plan, will be validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the laws of the State of Delaware and the federal laws of the United States of America, and we do not purport to express an opinion on the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Debevoise & Plimpton LLP